Exhibit 23.4

北京 上海深圳杭州廣州昆明天津成都寧波福州西安南京南寧濟南 重慶

蘇州 長沙太原武漢 貴陽 烏魯木齊 鄭州 石家莊香港巴黎 馬德裡 硅谷 斯德哥尔摩

深圳市深南大道6008號特區報業大廈22/24/31層 郵編：518009

22/24/31/F, Tequbaoye Building, 6008 Shennan Avenue, Shenzhen, Guangdong Province 518009, China

電話/Tel: (+86)(755) 83515666傳真/Fax: (+86)(755) 83515333

網址/Website:http://www.grandall.com.cn 郵箱/Email: grandallsz@grandall.com.cn

July 30, 2021

To:	BIT Mining Limited

12F, West Side, Block B, Building No. 7

Shenzhen Bay Eco-Technology Park

Nanshan District

Shenzhen, 518115

People’s Republic of China

Consent Letter

Dear Sirs or Madams,

We hereby consent to the incorporation by reference into the Registration Statement on Form F-3 (the “Registration Statement”) of the summary of our opinion under the headings “Re: Legal Opinion on Certain PRC Law Matters” in BIT Mining Limited’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We further consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours sincerely,

/s/ Grandall Law Firm (Shenzhen)

Grandall Law Firm (Shenzhen)

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